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                                                           Exhibit 99 B(6)(b)(i)

                                  AMENDMENT TO
                             UNDERWRITING AGREEMENT

         This Amendment dated as of April 29, 1999, is entered into by TRAINER, WORTHAM FIRST MUTUAL FUNDS (the "Fund"), TRAINER, WORTHAM & CO., INC. (the "Company") and FIRST DATA DISTRIBUTORS, INC. ("FDDI").

         WHEREAS, the Fund, the Company and FDDI entered into an Underwriting Agreement dated as of January 1, 1999 (as amended and supplemented, the "Agreement");

         WHEREAS, the parties wish to amend the Agreement to revise certain schedules to the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I. Schedule C to the Agreement is hereby deleted in its entirtey and replaced with the attached Schedule C.

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                     TRAINER, WORTHAM FIRST MUTUAL FUNDS

                                     By: __________________________

                                     TRAINER, WORTHAM & CO., INC.

                                     By: __________________________

                                     FIRST DATA DISTRIBUTORS, INC.

                                     By: __________________________


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                                   SCHEDULE C

                            IDENTIFICATION OF SERIES

Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Amendment:

                                First Mutual Fund
                     Trainer, Wortham Total Return Bond Fund
             Trainer, Wortham California Intermediate Tax-Free Fund
                     Trainer, Wortham Large-Cap Growth Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.




Dated: April 29, 1999